                                                     Exhibit 11.1

                SEQUA CORPORATION & SUBSIDIARIES
      COMPUTATIONS OF BASIC AND DILUTED EARNINGS PER SHARE
                For the Six Months Ended June 30,
          (Amounts in thousands, except per share data)

                                                1998       1997
                                                ----       ----
BASIC
-----
 Earnings
   Net income                                 $16,732    $ 6,080
   Preferred dividends                         (1,141)    (1,525)
                                              -------    -------

   Net income available to common
     shareholders                             $15,591    $ 4,555
                                              =======    =======

 Shares
   Weighted average common shares
     outstanding                               10,188      9,940
                                              =======    =======

 Basic earnings per share                     $  1.53    $   .46
                                              =======    =======

DILUTED *
-------
  Earnings
    Net income                                $16,732    $ 6,080
    Preferred dividends                        (1,141)    (1,525)
                                              -------   --------

    Net income available to common
      shareholders                            $15,591    $ 4,555
                                              =======    =======

  Shares
    Weighted average common shares
      outstanding                              10,188      9,940
    Stock options, with a dilutive effect          63         48
    Adjusted weighted average common
      shares outstanding                       10,251      9,988
                                              =======    =======

  Diluted earnings per share                  $  1.52    $   .46
                                              =======    =======


* The conversion of the Company's preferred stock is antidilutive in all periods presented when the preferred stock dividends are added back to income available to common shareholders.

                                                     Exhibit 11.1

                SEQUA CORPORATION & SUBSIDIARIES
      COMPUTATIONS OF BASIC AND DILUTED EARNINGS PER SHARE
               For the Three Months Ended June 30,
          (Amounts in thousands, except per share data)


                                                1998       1997
                                                ----       ----
BASIC
-----
 Earnings
   Net income                                 $11,914    $ 4,555
   Preferred dividends                           (516)      (762)
                                              -------    -------

   Net income available to common
     shareholders                             $11,398    $ 3,793
                                              =======    =======

 Shares
   Weighted average common shares
     outstanding                               10,309      9,963
                                              =======    =======

 Basic earnings per share                     $  1.11    $   .38
                                              =======    =======

DILUTED *
-------
  Earnings
    Net income                                $11,914    $ 4,555
    Preferred dividends                          (516)      (762)
                                              -------   --------

    Net income available to common
      shareholders                            $11,398    $ 3,793
                                              =======    =======

  Shares
    Weighted average common shares
      outstanding                              10,309      9,963
    Stock options, with a dilutive effect          64         58
                                              -------    -------
    Adjusted weighted average common
      shares outstanding                       10,373     10,021
                                              =======    =======

  Diluted earnings per share                  $  1.10    $   .38
                                              =======    =======


* The conversion of the Company's preferred stock is antidilutive in all periods presented when the preferred stock dividends are added back to income available to common shareholders.